Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director of Unum Group, a Delaware corporation (the “Company”), hereby constitutes and appoints Liston Bishop III and Susan N. Roth, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a registration statement on Form S-8 under the Securities Act of 1933, as amended, relating to the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011 (the “Registration Statement”), or such other form as any such attorney-in-fact and agent may deem necessary or desirable, and any and all amendments thereto (including post-effective amendments), each in such form as they or any of them may approve, and to file the same with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney this 15th day of August, 2012.

/s/ E. Michael Caulfield E. Michael Caulfield	/s/ Gloria C. Larson Gloria C. Larson

/s/ Pamela H. Godwin Pamela H. Godwin	/s/ A.S. MacMillan, Jr. A.S. (Pat) MacMillan, Jr.

/s/ Ronald E. Goldsberry Ronald E. Goldsberry	/s/ Edward J. Muhl Edward J. Muhl

/s/ Kevin T. Kabat Kevin T. Kabat	/s/ Michael J. Passarella Michael J. Passarella

/s/ Thomas Kinser Thomas Kinser	/s/ Williams J. Ryan William J. Ryan